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                                                                     Exhibit 4.1



                                      webb
                                  www.webb.net

NUMBER                                                                    SHARES
                         webb interactive services, inc.

              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO
                   AUTHORIZED 15,000,000 SHARES, NO PAR VALUE


                                                                 SEE REVERSE FOR

                                                             CERTAIN DEFINITIONS

                                                            [CUSIP 9478P  10  4]

This Certifies That

is the registered owner of

     FULLY PAID AND NON-ASSESSABLE COMMON SHARES, NO PAR VALUE PER SHARE OF

                         Webb Interactive Services, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and be sealed with the facsimile seal of the Corporation.

Dated:


                                [CORPORATE SEAL]
         SECRETARY                                            PRESIDENT